UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VIGIL NEUROSCIENCE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11.

EMPLOYEE COMMUNICATION

Subject: Important Vigil News Today

Team,

This evening we announced that Vigil is expected to be acquired by Sanofi. Through this transaction, we are establishing a strong path for the future of TREM2 for Alzheimer’s disease. Sanofi shares our confidence and passion for our small molecule TREM2 agonist program and its tremendous potential. We believe this next step will allow us to leverage their resources to further advance VG-3927 and ultimately reach and positively impact patients. We also believe this transaction will create significant benefits for all stakeholders. The press release we issued is available on our website here: https://investors.vigilneuro.com/news-events/news.

First and foremost, let me say that I am extremely proud of what our team has accomplished. This recognition by a global company like Sanofi is a testament to your efforts, and the incredible value we have created. Equally important, I want to acknowledge that this is a big announcement, and with that can sometimes come uncertainty around change. The executive team and I will be here to support you at every step of this process as we move towards officially becoming part of Sanofi. I know there will be many questions over the next few months, and we will do our best to answer them as decisions are made and we have information to share. For right now, we have included an FAQ document that will hopefully address some initial questions you may have.

We believe that Sanofi is the right fit for us, and this deal comes at the right time. As you know, we have worked diligently over the past five years to develop our innovative product candidates with the goal of bringing transformative therapies to patients and their families. We look forward to working with Sanofi to advance our small molecule program. As part of the transaction and following the Phase 2 IGNITE data readout, we will be returning VGL101 to Amgen. We believe this was the best next step for Vigil and our programs at this time, because it is expected to deliver substantial value to our stockholders and give our product candidates the best chance at success.

Looking at the bigger picture, this transaction closely aligns with Vigil’s steadfast mission to improve the lives of patients, caregivers and families affected by neurodegenerative diseases. Sanofi has a strategic focus on neurology and immunology, and recognizes our complementary expertise in these areas. We believe that this transaction will allow us to leverage Sanofi’s teams, broad platform and far-reaching network to potentially bring our important and differentiated therapy to patients suffering with Alzheimer’s disease–a devastating disease with significant unmet need.

Until the transaction closes, which we expect to happen in the third quarter of 2025, we will continue to operate as a separate, independent company. It is important that we conduct business as usual during this time and remain focused on our day-to-day responsibilities.

On behalf of the executive team, I want to thank each of you for your unrelenting dedication and commitment to Vigil. Together, I believe we have developed something extraordinary to positively impact patients, and again, I couldn’t be prouder. We appreciate your patience and flexibility during this transition.

We will be hosting an All-Company meeting at 7:30 a.m. tomorrow morning. Be on the lookout for a calendar invite shortly with the meeting details. I look forward to discussing today’s news with you soon.

Best,

Ivana

Forward Looking Statements

This communication includes certain disclosures that contain express or implied forward-looking statements related to Sanofi, Vigil and the acquisition of Vigil by Sanofi that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied forward-looking statements regarding: Vigil’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates, including iluzanebart and VG-3927; the return of VGL101 to Amgen (the “VGL101 Return”); the progress and timing of the clinical development of Vigil’s product candidates and programs; beliefs about observations made analyzing preclinical study and clinical trial data to date; and the future operations and performance of Sanofi and Vigil. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied:

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statements regarding the transaction and related matters, expected timelines for completing the transaction, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;

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statements of targets, plans, objectives or goals for future operations, including those related to Sanofi’s and Vigil’s products, potential therapeutic benefit, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;

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statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;

•	statements regarding future economic performance, future actions and outcomes of any potential future legal proceedings; and

•	statements regarding the assumptions underlying or relating to such statements.

These statements are based on current beliefs, judgments and assumptions based upon information currently available to Sanofi and Vigil management and utilized to develop plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. Sanofi and Vigil each caution that a number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements.

Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations) or the receipt of the requisite approval of Vigil’s stockholders; the possibility that the proposed transaction may not be completed in the time frame expected by Sanofi and Vigil, or at all; the possibility that the VGL101 Return may not be completed in the anticipated time frame or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement or the consummation of the proposed transaction on the market price of Sanofi’s shares or Vigil’s common stock and/or Sanofi’s or Vigil’s operating results; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs; other business effects, including the effects of industry, economic or political conditions outside of Vigil’s or Sanofi’s control; potentially significant political, trade or regulatory developments and other circumstances beyond Vigil’s control, including government shutdowns, layoffs, voluntary resignations and reorganizations, new legislation and executive orders, trade disputes and tariffs; transaction costs; actual or contingent liabilities; risk of litigation and/or regulatory actions related to the proposed transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks and their impact on Sanofi’s and Vigil’s respective businesses, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated milestone; government-mandated or market-driven price decreases for Sanofi’s or Vigil’s products; introduction of competing products; reliance on information technology; Sanofi’s or Vigil’s ability to successfully market current and new products; Sanofi’s, Vigil’s and their collaborators’ ability to continue to conduct research and clinical programs; Vigil’s ability to successfully demonstrate the efficacy and safety of its product candidates, the therapeutic potential of its product candidates and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; exposure to product liability and legal proceedings and investigations; and other risks and uncertainties detailed from time to time in Vigil’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and Vigil’s other filings with the SEC.

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs, judgments and assumptions based upon information currently available to Sanofi’s and Vigil’s management. Forward-looking statements contained in this announcement are made as of this date, and Sanofi and Vigil undertake no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Additional Information And Where To Find It

In connection with the proposed transaction between Vigil and Sanofi, Vigil will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders. Additionally, Vigil may file other relevant materials with the SEC in connection with the proposed transaction. VIGIL’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive Proxy Statement will be mailed or otherwise made available to Vigil’s securityholders. Investors and securityholders will be able to obtain a copy of the Proxy Statement as well as other filings containing information about the proposed transaction that are filed by Vigil or Sanofi with the SEC, free of charge on EDGAR at www.sec.gov.

Participants in the Solicitation

Vigil and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Vigil in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Vigil’s directors and executive officers, including a description of their interests, by security holdings or otherwise, in the proposed transaction will be included in the Proxy Statement. Vigil stockholders may obtain additional information regarding the participants in the solicitation of proxies in connection with the proposed transaction by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Internet Posting of Information

Vigil routinely posts information that may be important to investors in the “Investors” section of its website at https://www.vigilneuro.com. The Company encourages investors and potential investors to consult its website regularly for important information about Vigil.